UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 03, 2011 (July 22, 2011)

LONGHAI STEEL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52807	11-3699388
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province, 054000
People’s Republic of China
(Address of Principal Executive Offices)

+86 (319) 686-1111
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[__]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[__]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[__]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note:

This current report on Form 8-K/A amends the Form 8-K filed on August 23, 2011, and provides information concerning whether Dr. Eberhard Kornotzki’s resignation from the Board of Directors (the “Board”) of Longhai Steel Inc. (the “Company”) was in connection with any known disagreement with the Company. This information was not available at the time that Dr. Kornotzki resigned from the Board.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 15, 2011, Dr. Eberhard Kornotzki resigned as the Chief Financial Officer of Longhai Steel Inc. (the “Company”), as reported in the Form 8-K filed by the Company on July 21, 2011. On July 22, 2011, Dr. Kornotzki advised the Company by email that he was also resigning as a director of the Company, effective immediately upon his resignation as Chief Financial Officer, as reported in the Form 8-K filed by the Company on August 23, 2011. The Board has reviewed Dr. Kornotzki’s resignation and determined that the Company and Dr. Kornotzki did not have any disagreement over any matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGHAI STEEL INC.

Date: October 03, 2011	/s/ Chaojun Wang
Mr. Chaojun Wang
Chief Executive Officer